Exhibit 99.4

GATEWAY BANCORP AND SUBSIDIARY

Interim Consolidated Financial Statements
(Unaudited)

June 30, 2012

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
June 30, 2012
(Unaudited)

ASSETS
Cash	$4,627,716
Interest bearing deposits with financial institutions	43,971,204
Cash and cash equivalents	48,598,920
Securities held-to-maturity (fair value of $76,850)	68,443
Securities available-for-sale (at fair value)	79,680
Loans held for sale (at fair value)	64,287,019
Loans held for investment, net	60,718,626
Servicing rights, net	1,284,765
Premises and equipment, net	807,965
Accrued interest receivable	313,777
Other real estate owned	804,833
Federal Home Loan Bank stock (at cost)	939,700
Other assets	3,476,012
Total assets	$181,379,740
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$150,579,572
Accounts payable and accrued liabilities	7,493,300
Income taxes payable	172,033
Accrued interest payable	33,862
Total liabilities	158,278,767
Commitments and Contingencies
Stockholders’ Equity
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476
Retained earnings	2,438,497
Accumulated other comprehensive loss	-
Total stockholders’ equity	23,100,973
Total liabilities and stockholders’ equity	$181,379,740

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)
	2012	2011

INTEREST INCOME
Loans	$3,261,303	$3,095,958
Federal funds sold and investments	69,654	87,010
Total interest income	3,330,957	3,182,968

INTEREST EXPENSE
Deposits	593,198	899,998
Total interest expense	593,198	899,998

NET INTEREST INCOME	2,737,759	2,282,970

PROVISION FOR LOAN LOSSES	–	–

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,737,759	2,282,970

NONINTEREST INCOME
Net gain on sale of loans	19,226,510	12,663,477
Fair value adjustment on loans held for sale	(1,142,489)	(238,904)
Loan servicing (expense) income	(18,400)	65,392
Service charges and miscellaneous fees	82,658	80,201
Gain (loss) on sale of other real estate owned	126,059	(167,455)
Other	14,838	4,404
Gain on undesignated derivatives	974,288	313,487
Total noninterest income	19,263,464	12,720,602

NONINTEREST EXPENSE
Salaries and employee benefits	13,269,400	10,860,629
Occupancy and equipment	1,569,888	1,531,050
Professional fees	1,615,908	1,471,218
Office	661,436	737,292
Marketing and promotional	939,925	901,881
Data processing	505,888	463,208
Provision for other real estate owned	76,940	275,609
FDIC/DFI Assessments	215,756	274,122
Loan Fees	570,191	484,597
Credit Report Fees	383,910	304,264
Amortization of mortgage servicing rights	9,554	20,315
Other	611,445	660,744
Total noninterest expense	20,430,241	17,984,929

(continued)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	$1,570,982	$(2,981,357)

PROVISION FOR INCOME TAXES	167,740	3,290,176

NET INCOME (LOSS)	$1,403,242	$(6,271,533)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$140.34	$(627.22)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)
	2012	2011

NET INCOME (LOSS)	$1,403,242	$(6,271,533)

OTHER COMPREHENSIVE LOSS, net of tax
Unrealized loss on securities available-for-sale, net of taxes of $1,047 in 2011	–	(1,443)

COMPREHENSIVE INCOME (LOSS)	$1,403,242	$(6,272,976)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2012
(Unaudited)

	Common Stock		Retained
	Shares	Amount	Earnings	Total

BALANCE – January 1, 2012	9,999	$20,662,476	$1,035,255	$21,697,731

Net Income	–	–	1,403,242	1,403,242

BALANCE – June 30, 2012	9,999	$20,662,476	$2,438,497	$23,100,973

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$1,403,242	$(6,271,533)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of loans held for sale	(19,226,510)	(12,663,477)
Depreciation and amortization	146,374	144,490
Fair value adjustments on loans held for sale	1,142,489	238,904
Amortization of deferred loan (fees) costs	(64,754)	(152,778)
Origination of loans held for sale	(478,374,898)	(326,433,401)
Proceeds from sales of loans held for sale	504,770,755	347,593,518
(Gain) Loss on sale of other real estate owned	(126,059)	167,455
Provision for other real estate owned	76,940	275,609

Fair value adjustments of mortgage servicing rights	133,012	47,776
Changes in operating assets and liabilities:
Accrued interest receivable	57,306	190,097
Other assets	(573,290)	(594,921)
Income taxes receivable and deferred income taxes	–	3,279,169
Accounts payable and accrued liabilities	933,364	(725,445)
Taxes payable	164,303	(1,666)
Accrued interest payable	(15,452)	(12,942)
Net cash provided by operating activities	10,446,822	5,080,855

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities and principle paydowns on securities held-to-maturity	9,548	11,026
Net change in loans held for investment	6,357,359	5,944,207
Purchases of premises and equipment	(99,812)	(28,990)
Proceeds from recovery of loans previously charged off	343,923	540,680
Purchase of Federal Home Loan Bank stock	(242,600)	(7,700)
Proceeds from sale of other real estate owned	3,141,578	507,109
Net cash provided by investing activities	9,509,996	6,966,332

CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) increase in noninterest bearing deposits	(1,264,452)	693,428
Net (decrease) increase in interest bearing deposits	(21,399,097)	(16,758,432)
Net increase in other borrowings	–	529,173
Net cash used in financing activities	(22,663,549)	(15,535,831)

(continued)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,706,731)	(3,488,644)

CASH AND CASH EQUIVALENTS – beginning of period	$51,305,651	$63,428,912

CASH AND CASH EQUIVALENTS – end of period	$48,598,920	$59,940,268

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest on deposits and other borrowings	$510,021	$771,128
Income taxes	$941	$12,673

Noncash transactions:
Transfer of loans to other real estate owned	$1,065,893	$3,105,638

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

1.      ORGANIZATION AND REGULATORY MATTERS

Organization

On August 17, 2012, Gateway Bancorp (the “Holding Company”) and Gateway Business Bank (“Gateway” or the “Bank”) were acquired by First PacTrust Bancorp, Inc. Total consideration paid by First PacTrust Bancorp, Inc. was $15.5 million.

Prior to the acquisition by First PacTrust Bancorp, the Holding Company was a bank holding company organized and incorporated in the state of California. The Holding Company was formed in 2001 for the purpose of acquiring the Bank, formerly known as Bank of Lakewood, and Mission Hills Mortgage Corporation (“MHMC”). MHMC operated as a subsidiary of the Bank until they merged in October 2002. MHMC operated as a division of Gateway under the name of Mission Hills Mortgage Bankers (the “Mortgage Division”).

The Bank was chartered by the California Department of Financial Institutions (“DFI”). In addition, its customers’ deposit accounts were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum amount allowed by federal regulations. The Bank provided a full range of banking services to small and medium–size businesses, professionals, and the general public throughout Los Angeles and Orange County and was subject to competition from other financial institutions. The operating results of the Bank may be significantly affected by changes in market interest rates and by fluctuations in real estate values in the Bank’s primary service areas. The Bank was regulated by the DFI and FDIC and was subject to periodic examinations by those regulatory authorities. The Bank operated three commercial banking branches and approximately 23 loan production branches in its Mortgage Division throughout California, Oregon and Arizona.

Consent Order

On December 3, 2009, the members of the Board of Directors (“Board”) of Gateway agreed to the issuance of a consent order from the FDIC and the DFI. The Order is a formal corrective action pursuant to which the Bank agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. These affirmative actions included management assessment, increased Board participation, implementation of plans to address capital, disposition of assets, allowance for loan losses, reduction in the level of classified and delinquent loans, profitability, strategic planning, liquidity and funds management, and sensitivity to market risk. In addition, the Bank was required to maintain specified capital levels, notify the FDIC and the DFI of director and management changes and obtain prior approval of dividend payments. The Order specified certain timeframes for meeting these requirements, and the Bank was required to furnish periodic progress reports to the FDIC and DFI regarding its compliance with

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

1.	ORGANIZATION AND REGULATORY MATTERS (continued)

the Order. The Order was to remain in effect until modified or terminated by the FDIC and the DFI.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Holding Company and its wholly owned subsidiary the Bank as of June 30, 2012 and for the six month period ended June 30, 2012 and 2011. Significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission for interim reporting and, therefore, do not include all footnotes that would be required for a full presentation of financial position, results of operations, changes in cash flows and comprehensive income (loss) in accordance with generally accepted accounting principles in the United States (“GAAP”). These interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes as of and for the year ended December 31, 2011 included in Form 8 – K/A filed on April 10, 2012.

In the opinion of management of the Company, the accompanying unaudited interim consolidated financial statements reflect all of the adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and consolidated results of operations for the periods presented.

The consolidated results of operations for the six month period ended June 30, 2012, are not necessarily indicative of what the Company’s financial position will be as of December 31, 2012, or of the results of the Company’s operations that may be expected for the full year ending December 31, 2012.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include valuation allowances for loans receivable, impairment estimate of mortgage servicing rights, loans held for sale and investment securities, fair value of derivative instruments, and valuation estimates for deferred income tax assets. Actual results could differ from those estimates.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” ASU 2011-04 amends guidance listed under ASC Topic 820, “Fair Value Measurement,” and represents the converged guidance of the FASB and the International Accounting Standards Board on fair value measurement. This Update also permits entities to measure fair value on a net basis for financial instruments that are managed based on net exposure to market risks and/or counterparty credit risk. ASU 2011-04 requires new disclosures for financial instruments classified as Level 3, including: 1) quantitative information about unobservable inputs used in measuring fair value; 2) qualitative discussion of the sensitivity of fair value measurements to changes in unobservable inputs; and 3) a description of valuation processes used.  This update also requires disclosure of fair value levels for financial instruments that are not recorded at fair value but for which fair value is required to be disclosed.  ASU 2011-04 became effective prospectively for interim and annual periods beginning after December 15, 2011. The Company has conformed to the new disclosures required in ASU 2011-04 during the first quarter of 2012.

3.      SECURITIES

The following is a summary of securities held-to-maturity and a comparison of amortized cost, estimated fair values, gross unrealized gains and losses at June 30, 2012:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
June 30, 2012
U.S. Agency and Mortgage Backed Securities	$68,443	$8,407	$–	$76,850

The amortized cost and estimated fair value of securities held-to-maturity at June 30, 2012, by contractual maturity, are shown below:

	Amortized Cost	Estimated Fair Value
Over five years	$68,443	$76,850

At June 30, 2012, the Bank did not have any securities held-to-maturity in a gross unrealized loss position.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

3.      SECURITIES (Continued)

Management evaluates securities for other-than-temporary impairment on a periodic basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuers, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

4.  LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans

The loan portfolio consisted of the following at June 30, 2012:

	Amount	Percent

Commercial and Industrial Loans	$16,503,521	25.9%
SBA Loans	21,681,865	34.1%
Commercial real estate line of credit	1,880,000	3.0%
Commercial real estate	9,802,912	15.4%
Construction - residential	11,025,585	17.3%
Construction - land development loans	-	0.0%
Real estate loans	2,720,052	4.3%
Other	28,223	0.0%
Gross Loans	63,642,158	100.0%

Deferred fee (income) costs, net	(71,229)
Allowance for loan losses	(2,852,303)

Loans, net	$60,718,626

Allowance for Loan Losses

The Bank employs a documented and systematic methodology in estimating the adequacy of its allowance for loan losses, which assesses the risk of losses inherent in the portfolio, and represents the Bank’s estimate of probable inherent losses in the loan portfolio as of the date of the financial statements. Establishment of the allowance for loan losses involves estimating losses for individual loans that have been deemed impaired and for groups of loans that are evaluated collectively. Reviews are performed to determine allowances for loans that have been individually evaluated and identified as loans that have probable losses; reserve requirements are attributable to specific weaknesses evidenced by various factors such as deterioration in the quality of the collateral securing the loan, payment delinquency or other events of default. Performing loans that currently exhibit no significant identifiable weaknesses or impairment are evaluated on a collective basis. On a quarterly basis, we utilize a classification

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

4.           LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

(Pass, Special Mention, Substandard, or Doubtful) migration model and individual loan analysis tools as starting points for determining the adequacy of the allowance for homogenous pools of loans that are not subject to specific reserve allocations. Our loss migration analysis tracks a certain number of quarters of loan loss history and industry loss factors to determine historical losses by classification category for each loan type, except certain consumer loans. We then apply these calculated loss factors, together with a qualitative factor based on external economic factors and internal assessments, to the outstanding loan balances in each homogenous group of loans, and then, using our internal credit quality grading parameters, we grade the loans as “Pass,” “Special Mention,” “Substandard” or “Doubtful”. We also conduct individual loan review analysis, as part of the allowance for loan losses allocation process, applying specific monitoring policies and procedures in analyzing the existing loan portfolios.

The allowance for loan losses methodology incorporates management’s judgment concerning the expected effects of current economic events and trends on portfolio performance, as well as the impact of concentration factors (such as property types, geographic regions and loan sizes). While the Bank’s methodology utilizes historical and other objective information, the establishment of the allowance for loan losses is to a significant extent based upon the judgment and experience of the Bank’s management. The Bank believes that the allowance for loan losses is appropriate to cover inherent losses embedded in the loan portfolio; however, future changes in circumstances, economic conditions or other factors, including the effect of the Bank’s various loan concentrations, could cause the Bank to increase or decrease the allowance for loan losses as necessary.

Activity in the allowance for loan losses is summarized as follows for the six months ended June 30, 2012:

Beginning balance	$2,908,120
Provision for loan losses	–
Charge-offs	(399,740)
Recoveries	343,923

$2,852,303

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

4.      LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

Set forth below is information regarding loan balances and the related allowance for loan losses, by portfolio type for six months ended June 30, 2012.

	Commercial and Industrial Loans/Other	SBA Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development Loans	Residential Real Estate Loans	Total

Six months ended June 30, 2012 allowance for loan losses:
Balance at beginning of year	$1,329,359	$647,299	$544,190	$40,641	$282,626	$64,005	$2,908,120
Charge offs	(122,436)	(273,404)	–	–	–	(3,900)	(399,740)
Recoveries	74,979	80,110	25,272	140,200	–	23,362	343,923
Provision	–	–	–	–	–	–	–
Balance at June 30, 2012	$1,281,902	$454,005	$569,462	$180,841	$282,626	$83,467	$2,852,303

Allowance balance at end of period related to:
Loans individually evaluated for impairment	$–	$–	$–	$–	$–	$–	$–
Loans collectively evaluated for impairment	$1,281,902	$454,005	$569,462	$180,841	$282,626	$83,467	$2,852,303

Loans balance at end of period:
Loans individually evaluated for impairment	$1,477,762	$3,227,767	$3,170,660	$–	$–	$348,095	$8,224,284
Loans collectively evaluated for impairment	15,053,982	18,454,098	6,632,252	1,880,000	11,025,585	2,371,957	55,417,874
Ending balance	$16,531,744	$21,681,865	$9,802,912	$1,880,000	$11,025,585	$2,720,052	$63,642,158

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

4.      LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Credit Quality

The quality of the loans in the Company’s loan portfolio is assessed as a function of net credit losses, levels of nonperforming assets and delinquencies as defined by the Company’s overall credit risk management process and its evaluation of the adequacy of the allowance for loan losses.

The following table provides a summary of the delinquency status of the Bank’s loans by portfolio type as of June 30, 2012.

	Past due 30-59 days	Past due 60-89	Greater than 90 days past due	Total Past Due	Current	Total	Loan Past Due >90 and Accruing

Commercial and Industrial/Other	$–	$–	$–	$–	$16,531,744	$16,531,744	$–
SBA Loans	179,573	215,109	1,027,084	1,421,766	20,260,099	21,681,865	–
Commercial Real Estate	–	–	–	–	9,802,912	9,802,912	–
Commercial Real Estate Line of Credit	–	–	–	–	1,880,000	1,880,000	–
Construction and Land Development Loans	–	–	–	–	11,025,585	11,025,585	–
Real Estate Loans - One to Four Family	178,927	–	169,168	348,095	2,371,957	2,720,052	–

Total	$358,500	$215,109	$1,196,252	$1,769,861	$61,872,297	$63,642,158	$–

Generally, the accrual of interest on a loan is discontinued when principal or interest payments become more than 90 days past due, unless management believes the loan is adequately collateralized and it is in the process of collection. However, in certain instances, when a loan is placed on nonaccrual status, previously accrued but unpaid interest is reversed against current income. Subsequent collections of cash are applied as principal reductions when received, except when the ultimate collectability of principal is probable, in which case interest payments are credited to income. Nonaccrual loans may be restored to accrual status when principal and interest become current and full repayment is expected. The following table provides information as of June 30, 2012, with respect to loans on nonaccrual status, by portfolio type:
Nonaccrual loans:
Commercial and Industrial	$557,274
SBA Loans	2,981,262
Commercial Real Estate	2,412,302
Commercial Real Estate Line of Credit	–
Construction & Land Development	–
Real Estate Loans - Residential	348,095

Total	$6,298,933

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

4.      LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Credit Quality (continued)

Of the nonaccrual loans above, $2,551,077 was guaranteed by the U.S. Government as of June 30, 2012.

The Company classified its loan portfolios using internal credit quality ratings, as discussed above under Allowance for Loan and Losses. The following table provides a summary of loans by portfolio type and the Company’s internal credit quality ratings as of June 30, 2012:

	Commercial and Industrial/Other	SBA	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development	Real Estate Loans - Residential	Total
Pass	$9,733,556	$17,916,675	$6,295,208	$1,880,000	$8,589,017	$2,371,957	$46,786,413

Watch	3,485,898	506,299	–	–	2,436,568	–	6,428,765
Special Mention	438,516	348,630	1,095,402	–	–	–	1,882,548
Substandard	2,873,774	2,910,261	2,412,302	–	–	348,095	8,544,432
Doubtful	–	–	–	–	–	–	–
Total	$16,531,744	$21,681,865	$9,802,912	$1,880,000	$11,025,585	$2,720,052	$63,642,158

Impaired Loans

The Company’s policy is to consider a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. No allowance is required on an impaired loan when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance. Evaluation of a loan’s impairment is based on the present value of expected cash flows or the fair value of the collateral, if the loan is collateral dependent.

The following table sets forth information regarding nonaccrual loans and restructured loans as of June 30, 2012:

Impaired Loans:
Nonaccruing loans	$1,292,861
Nonaccruing restructured loans	5,006,071
Accruing restructured loans	1,596,700
Accruing impaired loans	328,652

Total Impaired Loans	$8,224,284

Impaired loans less than 90 days delinquent and included in total impaired loans	$7,028,032

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

4.      LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Impaired Loans (continued)

The table below contains additional information with respect to impaired loans with no allowance recorded by portfolio for the six months ended June 30, 2012:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded
Commercial and industrial	$1,477,762	$2,058,992	$569,421	$1,080,262	$164,915
SBA Loans	3,227,767	5,277,836	410,012	3,361,170	35,838
Commercial real estate	3,170,660	3,773,168	524,210	3,238,237	31,393
Commercial real estate line of credit	–	–	–	–	–
Construction and land development	–	–	–	57,500	–
Real estate loans - residential	348,095	442,660	79,902	279,578	1,640

Total	$8,224,284	$11,552,656	$1,583,545	$8,016,747	$233,786

For loans evaluated for impairment, when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan, then the loan does not require an allowance. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance.

In addition to its allowance for loan losses, the Company maintained an allowance for unfunded commercial real estate loan commitments on its existing loans. This allowance totaled $99,919 as of June 30, 2012.

5. EARNINGS PER SHARE (“EPS”)

Basic EPS excludes dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted to common stock that would then share in the Company’s earnings. There were no outstanding stock options or other contracts to issue common stock at June 30, 2012 and 2011.

6.      OTHER REAL ESTATE OWNED

As of June 30, 2012, the Company had one OREO property, a commercial building, totaling approximately $805,000 net of valuation allowance. The Company disposed of nine properties totaling approximately $3.1 million during the six months ended June 30, 2012.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

6.      OTHER REAL ESTATE OWNED (continued)

Activity in OREO is summarized as follows as of June 30, 2012:

Balance, beginning of year	$4,000,445
Additions	1,065,893
Dispositions	(4,185,645)
880,693
Valuation allowance	(75,860)
Balance, end of period	$804,833

Transactions in the valuation allowance are summarized as follows as of June 30, 2012:

Beginning of year	$(1,169,045)
Additions charged to expense	(76,940)
Charge-offs	1,170,125
End of period	$(75,860)

7.      INCOME TAXES

The Company accounts for income taxes by recognizing deferred tax assets and liabilities based upon temporary differences between the financial reporting and tax basis of its assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets when it is more-likely-than-not that a portion or all of the deferred tax assets will not be realized. At least annually, the Company reviews its analysis of whether a valuation allowance should be recorded against its deferred tax assets. Accounting literature states that a deferred tax asset should be reduced by a valuation allowance if, based on the weight of all available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or the entire deferred tax asset will not be realized. The determination of whether a deferred tax asset is realizable is based on weighting all available evidence, including both positive and negative evidence. In making such judgments, significant weight is given to evidence that can be objectively verified.

During the year ended December 31, 2011, the Company conducted an assessment of its deferred tax asset. Based on that assessment, management concluded that it had become more likely than not that the Company’s taxable income in the foreseeable future would not be sufficient to enable it to realize its deferred tax asset in its entirety. That conclusion was based on management’s consideration of the relative weight of the available evidence, including market and economic conditions, and the uncertainties regarding the duration of and how the Company’s future operating results would be affected by those conditions. As a result, management recorded a $5.2 million valuation allowance against the Company’s deferred tax asset by means of a noncash charge to income tax expense for the year ended December 31, 2011 which, based on

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

7.      INCOME TAXES (continued)

management’s assessment was more likely than not to be unable to use prior to their expiration.

Management has reassessed its deferred tax assets as of June 30, 2012 and believes the conditions at December 31, 2011 still exist resulting in the Company maintaining a 100% reserve against its deferred tax assets.

8.           FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value hierarchy under GAAP describes three levels of inputs that may be used to measure fair value as follows:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –
Directly or indirectly observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates); or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities would include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.           FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below as of June 30, 2012:

	Fair Value Measurement Using
	Fair Value at June 30, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Loans held for sale	$64,287,019	$–	$64,287,019	$–
Securities available-for-sale	79,680	–	79,680	–
Derivative assets	2,539,705	–	2,539,705	–
Servicing rights-Other	125,873	–	–	125,873
Servicing rights-Mortgage	1,158,892	–	–	1,158,892
I/O strips receivable	30,134	–	–	30,134
Total	$68,221,303	$–	$66,906,404	1,314,899
Liabilities
Derivative Liabilities	1,089,341	–	1,089,341	–
Total	$1,089,341	$–	$1,089,341	–

The valuation techniques used to measure fair value for the items in the table above are as follows:

•
Loans held-for-sale – At January 1, 2008, the Bank elected the fair value option for its loans held for sale. The fair value of loans held for sale is based on its commitments from investors as well as what secondary markets are currently offering for portfolios with similar characteristics. Loans held for sale subjected to recurring fair value adjustments are classified as Level 2.

•	Securities available-for-sale – The Bank measures fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

•
Derivative assets and liabilities – Lending-The Company's derivative assets and liabilities are carried at fair value as required by GAAP and are accounted for as freestanding derivatives. The derivative assets are IRLCs with prospective residential mortgage borrowers whereby the interest rate on the loan is determined prior to funding and the borrowers have locked in that interest rate. These commitments are determined to be derivative instruments in accordance with GAAP. The derivative liabilities are hedging instruments (typically TBA securities) used to hedge the risk of fair value changes associated with changes in interest rates relating to its mortgage loan origination operations. The Company hedges the period from the interest rate lock (assuming a fall-out factor) to the date of the loan sale. The estimated fair value is based on current market prices for similar instruments. Given the meaningful level of secondary market activity for derivative contracts, active pricing is available for similar assets and accordingly, the Company classifies its derivative assets and liabilities, as a Level 2 measurement at June 30, 2012.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Recurring Basis (continued)

•
Servicing rights-other – The fair value of servicing rights related to non-mortgage loans serviced for others was determined by an internal model developed by management that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs, these servicing rights are classified as Level 3.

•
Servicing rights-mortgage – The Bank retains servicing on some of its mortgage loans sold and elected the fair value option for valuation of these mortgage servicing rights. The value was based on a model that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs, these servicing rights were classified as Level 3.

•
I/O strips receivable – The fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments. Because of the significance of unobservable inputs, the I/O strips receivable were classified as Level 3.

The following table presents quantitative information about the valuation techniques and unobservable inputs applied to Level 3 fair value measurements for financial instruments measured at fair value on a recurring and non-recurring basis at June 30, 2012.

Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs

Servicing rights – Other	125,873	DCF	Discount Rate	15.0%
			Payoff rate	13.7%
I/O strips	30,134	DCF	Discount rate	15.0%
			Payoff rate	13.7%
Servicing rights-Mortgage	1,158,892	DCF	Discount rate	10.0%
			Prepayment rates	14.2% - 17.3%	.

DCF = Discounted cash flow

During the six months ended June 30, 2012, derivative assets and liabilities were transferred from Level 3 measurements to Level 2 measurements as there is active secondary market pricing available for similar derivatives.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Recurring Basis (continued)

From time to time, the Bank is required to measure certain assets at fair value in accordance with GAAP. Generally, these adjustments are the result of loans held for investment that are considered to be impaired. The following presents the fair value measurements of assets recorded at fair value on a nonrecurring basis as of June 30, 2012:

	Fair Value Measurement Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Impaired loans	$8,224,284	$–	$8,224,284	$–
OREO	$804,833	$–	$804,833	$–

The valuation techniques used to measure fair value for the items in the table above are as follows:

•
Impaired Loans – Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Leve1 2 or Leve1 3 depending on the type of asset and the inputs to the valuation. When appraisals are used to determine impairment, the related loans subjected to nonrecurring fair value adjustments are typically classified as Leve1 2.

•
OREO – OREO was recorded at the lower of its carrying value or its fair value less anticipated disposal cost. Fair value of the OREO was determined by appraisals or independent valuation, which was then adjusted for the cost associated with liquidating the property and were classified as Leve1 2 inputs.

Financial Disclosures about Fair Value of Financial Instruments

GAAP requires disclosure of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all nonfinancial instruments are excluded. Accordingly, the fair value disclosures required by GAAP are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the Bank.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial Disclosures about Fair Value of Financial Instruments (continued)

The following table presents the carrying amount and estimated fair value of certain financial instruments as of June 30, 2012:

	Carrying Value	Estimated Fair Value

Financial Assets:
Cash and cash equivalents	$48,598,920	$48,598,920
Securities held-to-maturity	68,443	68,443
Securities available-for-sale	79,680	79,680
Loans held-for-sale	64,287,019	64,287,019
Loans held-for-investment	60,718,626	60,500,000
Accrued interest receivable	313,777	313,777
Servicing rights	1,284,765	1,284,765
Derivative assets	2,539,705	2,539,705
I/O strips receivable	30,134	30,134

Financial Liabilities:
Deposits	$150,579,572	$150,204,568
Accrued interest payable	33,862	33,862
Derivative liabilities	1,089,341	1,089,341

The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The following methods and assumptions were used to estimate the fair value for other financial instruments for which it is practicable to estimate that value:

(a)	Cash and Cash Equivalents

The fair value of cash and cash equivalents, which includes federal funds sold, approximates its carrying value.

(b)	Securities Held-to-Maturity

For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value was estimated using quoted market prices for similar securities.

(c)	Securities available-for-sale

The bank measured fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial Disclosures about Fair Value of Financial Instruments (continued)

(d)	Loans Held-for-Sale

The fair value of loans held for sale was based on commitments from investors or prevailing market prices. The fair value of a closed loan includes the embedded cash flows that are ultimately realized as servicing value either through retention of the servicing asset or through the sale of a loan on a servicing released basis.

(e)	Loans

The fair value of loans was estimated utilizing discounted cash flow techniques. The analysis takes into account current market rates of return, contractual interest rates, maturities and assumptions regarding expected future cash flows. Within each respective loan grouping, current market rates of return are determined based on quoted prices for similar instruments that are actively traded, adjusted as necessary to reflect the illiquidity of the instrument. This approach requires the use of significant judgment surrounding current market rates of return, liquidity adjustments and the timing and amounts of future cash flows. Fair value adjustments may be recorded on a nonrecurring basis when determined necessary to record a specific reserve against such loans. These specific reserves are typically measured using the fair value of the loan’s collateral, which is based on a current appraisal on the underlying collateral.

(f)	Accrued Interest Receivable and Payable

The carrying amounts of these items were a reasonable estimate of their fair value because of the short maturities of these instruments.

(g)	Servicing Rights

The fair value of servicing rights related to loans serviced for others was determined by computing the present value of the expected net servicing income from the portfolio.

(h)	Derivative Assets and Liabilities

Lending-The Company's derivative assets and liabilities are carried at fair value as required by GAAP and are accounted for as freestanding derivatives. The derivative assets are IRLCs with prospective residential mortgage borrowers whereby the interest rate on the loan is determined prior to funding and the borrowers have locked in that interest rate. These commitments are determined to be derivative instruments in accordance with GAAP. The derivative liabilities are hedging instruments (typically TBA securities) used to hedge the risk of fair value changes associated with changes in interest rates relating to its mortgage loan origination operations. The Company hedges the period from the interest rate lock (assuming a fall-out factor) to the date of the loan sale. The estimated

GATEWAY BANCORP AND SUBSIDIARY
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

8.      FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial Disclosures about Fair Value of Financial Instruments (continued)

fair value is based on current market prices for similar instruments. Given the meaningful level of secondary market activity for derivative contracts, active pricing is available for similar assets and accordingly, the Company classifies its derivative assets and liabilities, as a Level 2 measurement at June 30, 2012.

(i)	I/O Strips Receivable

Fair value was determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments.

(j)	Deposits

The fair value of demand deposits, savings deposits, and money market deposits is defined as the amounts payable on demand at year-end. The fair value of fixed maturity certificates of deposit was estimated based on the discounted value of the future cash flows expected to be paid on the deposits.